AMENDMENT NO. 1
TO THE
GABLES RESIDENTIAL TRUST
FOURTH AMENDED AND RESTATED
1994 SHARE OPTION AND INCENTIVE PLAN

        The Gables Residential Trust Fourth Amended and Restated 1994 Share Option and Incentive Plan (the "Plan") as adopted March 15, 1999, is hereby amended by action of the Board of Trustees (the "Board") at a meeting of the Board duly called and held on November 11, 2003 as follows:

  Section 5 of the Plan is amended by deleting the following sentence from such section:

              "No Incentive Share Option shall be granted under the Plan after May 18, 2008."

  Section 14 of the Plan is amended by adding the following to the end of such section:

          "Unless sooner terminated as herein provided, the Plan shall terminate on May 19, 2008 and no Award  shall be granted under the Plan after such date.  The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder's written consent."

                 IN WITNESS WHEREOF,  the undersigned certifies that the amendments set forth above were adopted by the Board on November 11, 2003.

GABLES RESIDENTIAL TRUST

By:      /s/ Marvin R. Banks, Jr.
Name:  Marvin R. Banks, Jr.
Title:     Senior Vice President and Chief
            Financial Officer